EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors

Lincare Holdings Inc.:

We consent to the incorporation by reference of our report dated February 6, 2004 included in the 2003 Form 10-K of Lincare Holdings Inc.

/s/    KPMG LLP

Tampa, Florida

June 17, 2004